Exhibit 32.01

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the Form 10-Q) of 1st Financial Services Corporation (the Company), we, Michael G. Mayer, Chief Executive Officer of the Company, and Holly L. Schreiber, Chief Financial Officer of the Company, hereby certify to our knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)           the Form 10-Q fully complies with the requirements of Section 13a of the Securities Exchange Act of 1934, as amended; and

(b)            the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

Date: November 10, 2011	By:	/s/ Michael G. Mayer
Michael G. Mayer,
Chief Executive Officer

Date: November 10, 2011	By:	/s/ Holly L. Schreiber
Holly L. Schreiber,
Chief Financial Officer

This certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.